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                                                                  Exhibit 13(d)


     We consent to the reference to our firm under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 41 to the Registration Statement on Form N-3 for Franklin Life Variable Annuity Fund B (File No. 2-38502). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        /S/ Sutherland, Asbill & Brennan LLP
                                        SUTHERLAND, ASBILL & BRENNAN LLP

Washington, D.C.
April 28, 1998